EXHIBIT 32.1

CERTIFICATE PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

          In connection with the Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2003 of XO Communications, Inc. (the “Company”), as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Carl J. Grivner, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 10, 2003

/s/ Carl J. Grivner Carl J. Grivner
Chief Executive Officer
(Principal Executive Officer)

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